Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in McKesson Corporation Registration Statements No. 033-86536, 333-00611, 333-02871, 333-21931, 333-30104, 333-30216, 333-30218, 333-30220, 333-30222, 333-20224, 333-30226, 333-32643, 333-32645, 333-43101, 333-43079, 333-48337, 333-43068, 333-48339, 333-48859, 333-50261, 333-70501, 333-71917, 333-85965, 333-39952, 333-39954, 333-62870, 333-67378, 333-67380, 333-84806, 333-101210, 333-127877, 333-140422, and 333-147182 on Form S-8, Registration Statements No. 333-26103, and Amendment No.1 thereto, 333-85973, and Amendment Nos. 1 and 2 thereto, and 333-124921 on Form S-3, and Registration Statement No. 333-56623, and Amendment No. 1 thereto, on Form S-4 of our report dated May 7, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of three new accounting standards), relating to the consolidated financial statements and consolidated financial statement schedule of the Company, and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of McKesson Corporation for the fiscal year ended March 31, 2008.
/s/  Deloitte & Touche LLP
San Francisco, California
May 7, 2008